UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2013

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Indenture

On April 12, 2013, Hecla Mining Company (the “Company”) completed an offering of US $500 million in aggregate principal amount of its Senior Notes due May 1, 2021 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes are governed by the Indenture, dated as of April 12, 2013 (the “Indenture”), among the Company and certain of the Company’s subsidiaries listed on the signature pages thereof (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).  The Indenture, which includes the form of the Notes, is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The description of the Indenture and the Notes in this report are summaries only, do not purport to be complete, and are qualified in their entirety by the terms of the Indenture and the Notes, respectively.

The Company intends to use the net proceeds from the offering of the Notes to fund the acquisition of Aurizon Mines Ltd. (the “Aurizon Acquisition”) and for general corporate purposes, including expenses related to the Aurizon Acquisition.

The Notes bear interest at a rate of 6.875% per year from the date of original issuance or from the most recent payment date to which interest has been paid or provided for.  Interest on the Notes is payable on May 1 and November 1 of each year, commencing November 1, 2013. The Notes are guaranteed on a senior unsecured basis by the Guarantors. The Notes and the guarantees will be our general senior unsecured obligations and will be subordinated to all of the Guarantors’ existing and future secured debt to the extent of the assets securing that secured debt.  In addition, the Notes will be effectively subordinated to all of the liabilities of our subsidiaries that are not guaranteeing the Notes, to the extent of the assets of those subsidiaries.

On April 12, 2013, the Company deposited the gross proceeds from this offering into a segregated escrow account pursuant to an Escrow Agreement, dated as of April 12, 2013 9the “Escrow Agreement”), among the Company, the Guarantors, the Trustee, and The Bank of New York Mellon Trust Company, N.A. as escrow agent and securities intermediary.  The Escrow Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.  The holders of the Notes will have the benefit of a first-priority security interest in the escrow account.  The release of funds from the escrow account will be subject to the satisfaction of the conditions set forth in the Escrow Agreement, including the substantially concurrent consummation of the Aurizon Acquisition (the “Escrow Conditions”).  If the Escrow Conditions are not satisfied or waived on or prior to September 1, 2013 (the “Escrow End Date”), or such earlier date as the Company determines that the Escrow Conditions cannot be satisfied and will not be waived or the Escrow Agreement is terminated at a time prior thereto, the Company will be required to redeem all of the Notes no later than five business days thereafter at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption.  Escrowed funds would be released and applied to pay for any such redemption, with the remainder of the amount required to complete such redemption being paid by the Company out of its other available assets.  The description of the Escrow Agreement in this report is a summary only, does not purport to be complete, and is qualified in its entirety by the terms of the Escrow Agreement.

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In addition to the mandatory redemption described in the paragraph above, the Notes will be redeemable in whole or in part, at any time and from time to time on or after May 1, 2016, on the redemption dates and at the redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption.  Prior to May 1, 2016, the Company may redeem some or all of the Notes at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make whole” premium.  The Company may redeem up to 35% of the Notes before May 1, 2016 with the net cash proceeds from certain equity offerings.  Each of such optional redemption provisions referred to above are described in greater detail in the Indenture.

Upon the occurrence of a change of control (as defined in the Indenture), each holder of Notes will have the right to require the Company to purchase all or a portion of such holder’s Notes pursuant to a change of control offer (as defined in the Indenture), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

Registration Rights Agreement

In connection with the sale of the Notes, the Company entered into a Registration Rights Agreement, dated as of April 12, 2013 (the “Registration Right Agreement”), with the Guarantors and the representatives of the initial purchasers of the Notes identified therein.  Under the Registration Rights Agreement, the Company and the Guarantors have agreed to (i) file an exchange offer registration statement within 270 days after the issue date of the Notes to exchange the Notes for a new issue of debt securities registered under the Securities Act, with terms substantially identical to those of the Notes (except with respect to certain transfer restrictions and certain obligations to pay Special Interest as described in the Notes); (ii) use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 330 days after the issue date of the Notes; (iii) use their commercially reasonable efforts to consummate the exchange offer within 365 days after the issue date of the Notes; and (iv) in certain circumstances, file a shelf registration statement for the resale of the Notes.  If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the annual interest rate on the Notes will increase by 0.25% per annum and by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference.  The description of the Registration Rights Agreement in this report is a summary only, does not purport to be complete, and is qualified in its entirety by the terms of the Registration Rights Agreement.

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Item 1.02  Termination of a Material Definitive Agreement.

On April 12, 2013, our commitment letter with The Bank of Nova Scotia, which was previously filed with our Form 8-K on March 4, 2013, terminated in accordance with its terms.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.1
Indenture, dated April 12, 2013, among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee. *

10.2
Escrow Agreement, dated April 12, 2013, among Hecla Mining Company, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, The Bank of New York Mellon Trust Company, N.A., as Escrow Agent and Securities Intermediary, and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture. *

10.3
Registration Rights Agreement, dated April 12, 2013, among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Scotia Capital (USA) Inc., Representatives of the Initial Purchasers *

* Filed herewith

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     April 15, 2013

Hecla Mining Company

By:	/s/ David C. Sienko
David C. Sienko
Vice President & General Counsel

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